Exhibit 4.4

EXECUTION COPY

SCF RC FUNDING I LLC,

SCF RC FUNDING II LLC,

and

SCF RC FUNDING III LLC,

each, as an Issuer,

and

CITIBANK, N.A.,

as Indenture Trustee

SERIES 2017-1 SUPPLEMENT

Dated as of July 11, 2017

to

AMENDED AND RESTATED MASTER INDENTURE

Dated as of July 11, 2017

NET-LEASE MORTGAGE NOTES, SERIES 2017-1, CLASS A AND CLASS B

i

Exhibits

EXHIBIT A	Additional Representations and Warranties
EXHIBIT B-1	Form of Officer’s Certificate of the Issuers with respect to Post-Closing Properties
EXHIBIT B-2	Form of Officer’s Certificate of SCF Realty Capital with respectto Post-Closing Properties
EXHIBIT B-3	Form of Officer’s Certificate of Counsel to the Issuers withrespect to Post-Closing Properties
EXHIBIT C	Post-Closing Properties

Schedules

SCHEDULE I-A	Properties / Locations
SCHEDULE I-B	Mortgage Loans
SCHEDULE I-C	Representations and Warranties Exception Schedule
SCHEDULE II-A	Amortization Schedule (Series 2017-1 Class A Notes)
SCHEDULE II-B	Amortization Schedule (Series 2017-1 Class B Notes)

ii

SERIES 2017-1 SUPPLEMENT, dated as of July 11, 2017 (the “Series 2017-1 Supplement”), among SCF RC FUNDING I LLC, SCF RC FUNDING II LLC, SCF RC FUNDING III LLC (each an “Issuer” and collectively, the “Issuers”) and CITIBANK, N.A. (the “Indenture Trustee”).

Pursuant to this Series 2017-1 Supplement to the Amended and Restated Master Indenture, dated as of July 11, 2017 (the “Master Indenture”), among the Issuers and the Indenture Trustee, the Issuers and the Indenture Trustee hereby create a new Series of Notes (the “Series 2017-1 Notes”), which consists of the Series 2017-1 Class A Notes (as defined below) and the Series 2017-1 Class B Notes (as defined below), and specify the Principal Terms thereof.

Pursuant to the Indenture, the Issuers, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Indenture.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or in the Property Management Agreement, as applicable.

“Accrual Period”: With respect to the Series 2017-1 Notes and any Payment Date, the period from and including the 25th day of the preceding month (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, the 25th day of the month of payment. For the avoidance of doubt, the Accrual Period will always be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Affiliate Party”: Means (i) SCF Realty Capital, (ii) any of its affiliates or subsidiaries, or (iii) any party controlling or under common control with any entity specified in clauses (i) and (ii).

“Allocated Loan Amount”: As defined in the Property Management Agreement.

“Anticipated Repayment Date”: With respect to the Series 2017-1 Notes, the Payment Date occurring in June 2024.

“Controlling Party”: With respect to the Series 2017-1 Notes, the Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2017-1 Class A Notes, or, if such Series 2017-1 Class A Notes have been paid in full, Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2017-1 Class B Notes; provided, however, if on any date of determination one or more Affiliate Parties are Noteholders representing in the aggregate 50% or less of (i) the Outstanding Principal Balance of the Series 2017-1 Class A Notes as of such date or (ii) if the Series 2017-1 Class A Notes have been paid in full, the Outstanding Principal Balance of the Series 2017-1 Class B Notes as of such date, the Notes held by such Affiliate Party or Parties will not be included in the calculation of “Controlling Party” and such Affiliate Parties will have no voting rights in connection therewith on such date.

“Early Refinancing Prepayment”: As defined in Section 2.04.

“Early Refinancing Notice Date”: As defined in Section 2.04.

“Existing Issuers”: Together, SCF RC Funding I LLC and SCF RC Funding II LLC.

“FCCR”: As defined in the Property Management Agreement.

“Full Redemption Amount”: The amount specified in Section 2.03(b).

“Hedge Agreement”: Not applicable to the Series 2017-1 Notes.

“Hedge Counterparty”: Not applicable to the Series 2017-1 Notes.

“Hedge Counterparty Account”: Not applicable to the Series 2017-1 Notes.

“Indenture”: The Master Indenture, as supplemented by the Series 2016-1 Supplement, and as further supplemented by this Series 2017-1 Supplement and any other Series Supplement, as applicable.

“Indenture Trustee Fee Rate”: With respect to the Series 2017-1 Notes, 0.0085%.

“Initial Purchasers”: Guggenheim Securities, LLC and Credit Suisse Securities (USA) LLC.

“Issuer Manager”: SCF Realty Capital in its capacity as manager of each Issuer, and its permitted successors and assigns.

“Issuer LLC Agreement”: As the context requires, (i) the second amended and restated limited liability company agreement of SCF RC Funding I LLC, dated as of the Series Closing Date, (ii) the second amended and restated limited liability company agreement of SCF RC Funding II LLC, dated as of the Series Closing Date or (ii) the third amended and restated limited liability company agreement of SCF RC Funding III LLC, dated as of the Series Closing Date, in each case as may be amended or restated from time to time.

“Make Whole Amount”: With respect to any Class of the Series 2017-1 Notes and any Voluntary Prepayment or Unscheduled Principal Payment, an amount (not less than zero) equal to: (A) using the Reinvestment Yield, the sum of the discounted present values of the aggregate payments of principal and interest remaining for such Class of Notes due on or prior to the Payment Date in November 2021 with respect to such Class of Notes being prepaid (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment made with respect to such Class of Notes, as applicable.

“Make Whole Date”: The Payment Date occurring in November 2021.

“Maximum Property Concentration”: Means, with respect to any Determination Date, after giving effect to any Qualified Substitute Property, Qualified Substitute Loan, Qualified Mortgaged Property, Post-Closing Property, Replacement Property and, in each case, the Leases thereunder, the following percentages equal to the aggregate Allocated Loan Amounts of the Properties in such concentration over the aggregate Allocated Loan Amounts of the Collateral Pool: (i) (a) with respect to the Restaurants – Casual Dining, Restaurants – Family Dining, and Restaurants – Quick Service Business Sectors as of any Determination Date, no limit, so long as no related Restaurant Concept exceeds 25.0% as of such Determination Date and (b) with respect to each other Business Sector as of any Determination Date, a percentage equal to 20.0%; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of such Determination Date, a percentage equal to 25.0% and (b) in the case of the five (5) largest Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 60.0% as of such Determination Date; (iii) (a) with respect to Properties located in any state (other than Texas, Florida or Georgia) as of such Determination Date, a percentage equal to 17.5% and (b) with respect to Properties located in Texas, Florida or Georgia as of such Determination Date, a percentage equal to 25.0% as of such Determination Date; (iv) with respect to Properties with a FCCR less than 1.25 as of such Determination Date, a percentage equal to 10.0% as of such Determination Date; (v) with respect to Tenant Ground Leases as of such Determination Date, a percentage equal to 3.0% as of such Determination Date; (vi) with respect to Leasehold Properties as of such Determination Date, a percentage equal to 5.0% as of such Determination Date; (vii) with respect to Percentage Rent as a percentage of total rent as of such Determination Date, a percent equal to 5.0% as of such Determination Date; (viii) with respect to Properties with less than twelve (12) months of operating history at such location as of such Determination Date, a percentage equal to 10.0% as of such Determination Date and (ix) (a) with respect to Loans, as of such Determination Date prior to the first Related Series Closing Date occurring after the Series Closing Date, a percentage no greater than 0.0% as of such Determination Date and (b) with respect to Loans, as of such Determination Date on or after the first Related Series Closing Date occurring after the Series Closing Date, a percentage no greater than 20.0% as of such Determination Date.

“Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to each Class of Notes, as applicable.

“Post-ARD Additional Interest Rate”: With respect to the Series 2017-1 Notes, a rate determined by the Property Manager to be the greater of (i) 5.00% and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Class of Notes: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (B) 5.00%, plus (C) the applicable Post-ARD Spread.

“Post-ARD Spread”: With respect to (i) the Series 2017-1 Class A Notes, a percentage equal to 2.10%, and (ii) the Series 2017-1 Class B Notes, a percentage equal to 3.10%.

“Post-Closing Acquisition Conditions”: With respect to each Post-Closing Property on each Post-Closing Acquisition Date, the following conditions precedent:

(a) receipt by the Indenture Trustee of an Officer’s Certificate from the Issuers (upon which the Indenture Trustee may conclusively rely with no liability therefor), dated as of the applicable Post-Closing Acquisition Date, in the form of Exhibit B-1 attached hereto, certifying to the following, and a Responsible Officer of the Indenture Trustee has no actual knowledge that anything contained therein is untrue:

(i) no Early Amortization Period or DSCR Sweep Period is continuing and the acquisition of the Post-Closing Properties will not result in the occurrence of an Early Amortization Period or DSCR Sweep Period;

(ii) based on the facts known to the person executing such Officer’s Certificate, the Issuers reasonably believe that no uncured Indenture Event of Default is continuing as of the applicable Post-Closing Acquisition Date and the acquisition of the Post-Closing Properties will not result in the occurrence of an Indenture Event of Default;

(iii) each Issuer is a solvent, special purpose, bankruptcy-remote entity with an independent manager;

(iv) the representations and warranties of the Issuers made pursuant to Section 2.20 of the Indenture with respect to the Post-Closing Properties are true and correct as of the Post-Closing Acquisition Date;

(v) all Post-Closing Acquisition Deliverables have been delivered to the Custodian as of the applicable Post-Closing Acquisition Date or such Post-Closing Acquisition Deliverables are addressed by a certification from counsel to the Issuers;

(vi) each of the UCC Financing Statements (in the form of the UCC Financing Statements delivered in the ordinary course with respect to the Issuers’ Owned Properties), including those (A) to the extent required by the jurisdiction in which the Post-Closing Property is located, which, upon filing, perfect the Indenture Trustee’s security interest in fixtures with respect to each such Post-Closing Property for the benefit of the Noteholders to the extent not covered by the related Mortgage and (B) that relate to the termination of any applicable liens with respect to each such Post-Closing Property, have been delivered to the applicable Title Company with appropriate direction to file such UCC Financing Statements in connection with the acquisition of the Post-Closing Properties; and

(vii) each Post-Closing Property satisfies the criteria set forth in the definition of Post-Closing Property.

(b) the Indenture Trustee has received an Officer’s Certificate from SCF Realty Capital (upon which the Indenture Trustee may conclusively rely with no liability therefor), dated as of the applicable Post-Closing Acquisition Date, in the form of Exhibit B-2 attached hereto, certifying that (i) the terms, covenants, agreements and conditions to be complied with and performed by SCF Realty Capital pursuant to the Transaction Documents have been complied with and performed in all material respects and (ii) each of the representations and warranties of SCF Realty Capital contained in the Transaction Documents are true and correct in all material respects as though expressly made on and as of the Post-Closing Acquisition Date;

(c) receipt by the Indenture Trustee and the Custodian of a certification from counsel to the Issuers, dated as of the Post-Closing Acquisition Date and in form and substance of Exhibit B-3 attached hereto, that each of the items required to be delivered pursuant to the Master Indenture, this Series 2017-1 Supplement and the Custody Agreement in connection with the acquisition of a Post-Closing Property has been duly delivered in the form and substance required therein or, to the extent such documents have not been so delivered, that (i) such documents are in the possession of the related Title Company and such Title Company has been instructed to record or file such documents, as applicable, or (ii) such counsel has such documents in its possession and is acting as the document agent on behalf of the Custodian and the Noteholders with respect thereto and that such documents will be delivered as required pursuant to this Master Indenture and the Custody Agreement; and

(d) receipt by the Indenture Trustee of a receipt and certification of the Custodian pursuant to the Custody Agreement with respect to such Post-Closing Property.

“Post-Closing Acquisition Deadline”: January 11, 2018.

“Post-Closing Acquisition Reserve Amount”: An amount equal to $19,057,654 from the proceeds of the sale of the Series 2017-1 Notes, such amount to be deposited into the Post-Closing Acquisition Reserve Account on the Series Closing Date.

“Private Placement Memorandum”: With respect to the Series 2017-1 Notes, the Private Placement Memorandum dated June 29, 2017.

“Qualified Intermediary”: SCF Exchange LLC.

“Qualified Intermediary Fee”: As defined in the Property Management Agreement.

“Qualified Release Amount”: An amount equal to one hundred fifteen percent (115%) of the Early Refinancing Prepayment.

“Rated Final Payment Date”: With respect to the Series 2017-1 Notes, the Payment Date occurring in June 2047.

“Rating Agencies”: S&P Global, Inc. and Kroll Bond Rating Agency, Inc.

“Related Series Closing Date”: The date of issuance of any Related Series Notes.

“Related Series Notes”: Together with the Series 2016-1 Notes, one or more additional series of Notes issued by the Issuers and any applicable co-issuer pursuant to the Indenture and the applicable Series Supplement, each of which will also be secured by the Collateral Pool on a pro rata basis.

“Reinvestment Yield”: With respect to any Class of Series 2017-1 Notes, the yield on the United States Treasury Securities having the closest maturity (month and year) to the weighted average life of such Class of Notes as of such Payment Date, measured as of the Payment Date in November 2021 with respect to such Class of Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Prepayment with respect thereto, plus 0.50%. If more than one such United States Treasury Security is quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par shall be used in the calculation of the Reinvestment Yield.

“Requisite Global Majority”: The Noteholders representing more than 66 2/3% of the Aggregate Series Principal Balance; provided, however, if on any date of determination one or more Affiliate Parties is a Noteholder representing in the aggregate 50% or less of (i) the Outstanding Principal Balances of the Series 2017-1 Class A Notes and any class A notes of any Related Series Notes as of such date or (ii) if the Series 2017-1 Class A Notes and any class A notes of any Related Series Notes have been paid in full, the Outstanding Principal Balance of the Series 2017-1 Class B Notes and any class B notes of any Related Series Notes as of such date, the Notes held by such Affiliate Party or Parties will not be included in the calculation of the “Requisite Global Majority” and such Affiliate Party or Parties will have no voting rights in connection therewith on such date; provided further, that if on any date of determination one or more Affiliate Party or Parties own in the aggregate less than 100% of the Aggregate Series Principal Balance of the Notes as of such date, the Notes held by such Affiliate Party or Parties will not be included in the calculation of “Requisite Global Majority” for the purpose of exercising any voting rights with respect to directing, waiving, rescinding, declaring, voting or acting with respect to any Event of Default, acceleration of the Notes, Early Amortization Period, Servicer Replacement Event or the exercise of remedies under the Indenture or any Mortgage.

“Scheduled Class A Principal Balance”: With respect to any Payment Date and the Series 2017-1 Class A Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-A.

“Scheduled Class A Principal Payment”: With respect to each Payment Date and the Series 2017-1 Class A Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A Principal Payment from prior Payment Dates plus (b) the product of (i)(A) the related Scheduled Class A Principal Balance for the prior Payment Date minus (B) the Scheduled Class A Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2017-1 Class A Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A Principal Balance for the prior Payment Date.

“Scheduled Class B Principal Balance”: With respect to any Payment Date and the Series 2017-1 Class B Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-B.

“Scheduled Class B Principal Payment”: With respect to each Payment Date and the Series 2017-1 Class B Notes, an amount equal to (i) on any Payment Date prior to the Anticipated Repayment Date, zero dollars ($0) and (ii) on the Anticipated Repayment Date, the Outstanding Principal Balance of the Series 2017-1 Class B Notes.

“Scheduled Series Principal Balance”: The Scheduled Class A Principal Balance or the Scheduled Class B Principal Balance, as the context requires.

“Series 2016-1 Notes”: The Net-Lease Mortgage Notes, Series 2016-1, issued by the Existing Issuers pursuant to the Master Indenture as supplemented by the Series 2016-1 Supplement.

“Series 2016-1 Supplement”: The Amended and Restated Series 2016-1 Supplement, dated as of July 11, 2017, among the Existing Issuers and the Indenture Trustee.

“Series 2017-1 Class A Notes”: Any of the $232,425,000 Net-Lease Mortgage Notes, Series 2017-1, Class A, issued pursuant to this Series 2017-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2017-1 Class A Note Interest”: On any Payment Date for the Series 2017-1 Class A Notes, the interest accrued during the related Accrual Period at the Series 2017-1 Class A Note Rate, applied to the Outstanding Principal Balance of the Series 2017-1 Class A Notes before giving effect to any payments of principal on such Payment Date.

“Series 2017-1 Class A Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Series 2017-1 Class A Notes.

“Series 2017-1 Class A Noteholder”: With respect to any Series 2017-1 Class A Note, the Person in whose name such Note is registered on the Note Register.

“Series 2017-1 Class B Notes”: Any of the $15,675,000 Net-Lease Mortgage Notes, Series 2017-1, Class B, issued pursuant to this Series 2017-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2017-1 Class B Note Interest”: On any Payment Date for the Series 2017-1 Class B Notes, the interest accrued during the related Accrual Period at the Series 2017-1 Class B Note Rate, applied to the Outstanding Principal Balance of the Series 2017-1 Class B Notes before giving effect to any payments of principal on such Payment Date.

“Series 2017-1 Class B Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Series 2017-1 Class B Notes.

“Series 2017-1 Class B Noteholder”: With respect to any Series 2017-1 Class B Note, the Person in whose name such Note is registered on the Note Register.

“Series 2017-1 Early Refinancing Period”: As defined in Section 2.04.

“Series 2017-1 Note”: Any of the Series 2017-1 Class A Notes and the Series 2017-1 Class B Notes.

“Series 2017-1 Noteholder”: Any of the Series 2017-1 Class A Noteholders and the Series 2017-1 Class B Noteholders.

“Series Closing Date”: July 11, 2017.

“Series Collateral Release”: As defined in the Property Management Agreement.

“Series Disposition Period Date”: As defined in Section 2.01(f).

ARTICLE II

CREATION OF THE SERIES 2017-1 NOTES; PAYMENTS ON THE SERIES 2017-1 NOTES

Section 2.01. Designation.

(a) There is hereby created a Series of Notes consisting of the Series 2017-1 Class A Notes and the Series 2017-1 Class B Notes to be issued by the Issuers pursuant to the Indenture and this Series 2017-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2017-1.” The Series 2017-1 Notes shall have the following Class designations, Initial Principal Balances, Note Rates and Ratings:

Class Designation	Initial Principal Balance	Note Rate	Ratings (S&P/KBRA)
Class A	$232,425,000	4.10%	A (sf) / A (sf)
Class B	$15,675,000	5.11%	BBB (sf) / BBB (sf)

The Note Interest with respect to the Series 2017-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series 2017-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2017-1 Notes shall not be subordinate to any other Series.

(b) The initial Payment Date with respect to the Series 2017-1 Notes shall be the Payment Date occurring in July 2017.

(c) The initial Collection Period with respect to the Series 2017-1 Notes shall be the period commencing on the Series Closing Date and ending on (and including) the Determination Date in July 2017.

(d) On the Series Closing Date, the Series 2017-1 Notes shall be issued in the form of Book-Entry Notes. For the avoidance of doubt, the Series 2017-1 Notes may be transferred in accordance with Article II of the Master Indenture, subject to the additional requirements set forth herein.

(e) Each statement, notice or other document related to the Series 2017-1 Notes required to be provided to any applicable Rating Agency pursuant to Section 5.14 of the Master Indenture via email shall be sent to the following addresses: servicer_reports@sandp.com and abssurveillance@kbra.com, in each case, with a copy to scfrealtycapitalttqa@17g5.com.

(f) The “Series Disposition Period Date” with respect to the Series 2017-1 Notes shall be the Payment Date occurring in June 2044.

Section 2.02. Payments on the Series 2017-1 Notes. On each Payment Date, the Indenture Trustee will apply the Series Available Amount with respect to the Series 2017-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1) to the Series 2017-1 Class A Noteholders, the Series 2017-1 Class A Note Interest, plus unpaid Series 2017-1 Class A Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2017-1 Class A Note Interest at the Series 2017-1 Class A Note Rate;

(2) to the Series 2017-1 Class B Noteholders, the Series 2017-1 Class B Note Interest, plus unpaid Series 2017-1 Class B Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2017-1 Class B Note Interest at the Series 2017-1 Class B Note Rate;

(3) (I) for so long as no Early Amortization Period or Event of Default has occurred and is continuing, to the Series 2017-1 Class A Noteholders, an amount equal to the Scheduled Class A Principal Payment and the Unscheduled Principal Payment allocable to the Series 2017-1 Notes for such Payment Date; or (II) if an Early Amortization Period or Event of Default has occurred and is continuing to the Series 2017-1 Class A Noteholders all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2017-1 Class A Notes has been reduced to zero;

(4) (I) for so long as no Early Amortization Period or Event of Default has occurred and is continuing, to the Series 2017-1 Class B Noteholders, an amount equal to the sum of the Scheduled Class B Principal Payment and the Unscheduled Principal Payments allocable to the Series 2017-1 Notes for such Payment Date remaining after distributions to the Series 2017-1 Class A Noteholders pursuant to clause 3(I) immediately above; or (II) if an Early Amortization Period or Event of Default has occurred and is continuing, to the Series 2017-1 Class B Noteholders, all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2017-1 Class B Notes has been reduced to zero;

(5) to the Series 2017-1 Class A Noteholders, the Make Whole Amounts allocated to the Series 2017-1 Class A Notes, if any, due on such Payment Date;

(6) to the Series 2017-1 Class B Noteholders, the Make Whole Amounts allocated to the Series 2017-1 Class B Notes, if any, due on such Payment Date;

(7) to the Series 2017-1 Class A Noteholders any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2017-1 Class A Notes on such Payment Date;

(8) to the Series 2017-1 Class B Noteholders, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2017-1 Class B Notes on such Payment Date;

(9) to the Qualified Intermediary, the earned and unpaid Qualified Intermediary Fees; and

(10) to the Issuers, all remaining Series Available Amounts (such amounts to be released from the lien of the Indenture).

Section 2.03. Voluntary Prepayment.

(a) The Issuers may, at their option, elect to make a Voluntary Prepayment with respect to each Class of Series 2017-1 Notes in whole or in part on the related Redemption Date in accordance with Section 7.01 of the Master Indenture.

(b) The “Full Redemption Amount” in connection with a Voluntary Prepayment of the Series 2017-1 Notes shall be an amount equal to the sum of (i) the then Outstanding Principal Balance of the Series of Notes being prepaid, (ii) all accrued and unpaid interest thereon, (iii) all amounts related to such Series of Notes that are outstanding to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and any other parties to the Transaction Documents and (iv) the required Make Whole Amount, if applicable. The Issuers may prepay a Class of Series 2017-1 Notes in full (without prepaying any Related Series Notes or any other Class of Series 2017-1 Notes) on any Business Day that is on or following the Make Whole Date; provided, that, except in connection with a Series Collateral Release, such Class of Series 2017-1 Notes may only be prepaid in full (without prepaying any other Related Series Notes or other Class of Series 2017-1 Notes) if no other Class of Series 2017-1 Notes or class of Related Series Notes with a higher alphabetical designation and an Anticipated Repayment Date that is the same as or sooner than the Anticipated Repayment Date of the Series 2017-1 Notes is still outstanding.

(c) The Partial Redemption Amount in connection with a Voluntary Prepayment of the Series 2017-1 Notes shall be as set forth in Section 7.01(d) of the Master Indenture. For the avoidance of doubt, proceeds from a Series Collateral Release are not permitted to be used for a Voluntary Prepayment in connection with a partial prepayment of the Notes or any Related Series Notes.

Section 2.04. Early Refinancings. With respect to the Series 2017-1 Notes and on any Payment Date on or following the Payment Date in November 2019, the Issuers have the right to prepay an aggregate amount up to 25% of the Series Principal Balance of the Series 2017-1 Notes as of the Series Closing Date (the “Early Refinancing Prepayment”). No Make Whole Amount will be due in relation to any Early Refinancing Prepayment; provided, that (i) the prepayment is made with funds obtained from a Qualified Deleveraging Event, (ii) the Issuers provided no less than thirty (30) days’ notice to the Noteholders (such date, the “Early Refinancing Notice Date”) and (iii) such Early Refinancing Prepayment is used to prepay a portion of the Outstanding Principal Balance of the Notes no later than twelve (12) months following the Early Refinancing Notice Date (the “Series 2017-1 Early Refinancing Period”).

Section 2.05. Unscheduled Principal Payments. A Make Whole Amount will be due to Noteholders of each Class of Notes in connection with the payment of any Unscheduled Principal Payment actually paid on the related Payment Date, other than any portion thereof consisting of Insurance Proceeds, Condemnation Proceeds, Early Refinancing Prepayments made in connection with the Qualified Deleveraging Event, Post-Closing Acquisition Unused Proceeds, amounts disbursed to the Payment Account from the DSCR Reserve Account and amounts received in respect of a Specially Managed Unit or a repurchase due to a Collateral Defect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

(a) The Issuers and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 2.19, Section 2.20, Section 2.21, Section 2.22, Section 5.06 and Section 9.04, as applicable, of the Master Indenture.

(b) Each of the Issuers and the Indenture Trustee hereby represents and warrants to each other as of the Series Closing Date:

(i) it has full corporate power and authority to execute, deliver and perform under this Series 2017-1 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2017-1 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2017-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Series 2017-1 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms; and

(ii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2017-1 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02. Conditions Precedent Satisfied. The Issuers hereby represent and warrant to the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Master Indenture have been satisfied.

Section 3.03. Collateral Representations and Warranties. The Issuers hereby represent and warrant to the Indenture Trustee on behalf of the Series 2017-1 Noteholders that the representations and warranties set forth in Section 2.20 of the Master Indenture and Exhibit A hereto, if any, are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Owned Properties and Leases Granted by such Issuer on the Series Closing Date, except as otherwise set forth in Schedule I-C hereto.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01. Ratification of Indenture. The Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2017-1 Supplement shall be read, taken and construed as one and the same instrument.

Section 4.02. Counterparts. This Series 2017-1 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument.

Section 4.03. Governing Law. THIS SERIES 2017-1 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.04. Beneficiaries. As supplemented by this Series 2017-1 Supplement, the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2017-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

Section 4.05. Non-Petition. Each Series 2017-1 Noteholder shall be deemed to have agreed, by acceptance of its Series 2017-1 Note, not to file or join in filing any petition in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law in respect of any Issuer for a period of two (2) years and thirty-one (31) days following payment in full of all of the Notes (including the Series 2017-1 Notes) issued or co-issued by the Issuers under the Indenture provided, however, that nothing in this Section 4.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuers pursuant to the Indenture. In the event that any such Series 2017-1 Noteholder or the Indenture Trustee takes action in violation of this Section 4.05, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Series 2017-1 Noteholder or the Indenture Trustee against such Issuer or the commencement of such action and raising the defense that such Series 2017-1 Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 4.05 shall survive the termination of the Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Series 2017-1 Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving any Issuer.

Section 4.06. Non-Recourse. Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2017-1 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Indenture against any member, employee, officer or director of the Issuers. Fees, expenses, costs or other obligations payable by the Issues hereunder shall be payable by the Issuers only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuers. Nothing in this Section 4.06 shall be construed to limit the Indenture Trustee, on behalf of the Noteholders, from exercising its rights hereunder and otherwise in accordance with Article IV of the Master Indenture with respect to the Collateral Pool.

Section 4.07. Amendments. This Series 2017-1 Supplement may, from time to time, be amended, modified or waived in accordance with Article VIII of the Master Indenture.

Section 4.08. Notice to the Rating Agencies. Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to, in the case of (i) S&P Global, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: (212) 438-2435 (ii) Kroll Bond Rating Agency, Inc., 845 Third

Avenue, 4th Floor, New York, New York, 10022, in each case, with an electronic copy to scfrealtycapitalttqa@17g5.com; or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing, with an electronic copy to scfrealtycapitalttqa@17g5.com.

Section 4.09. Post-Closing Properties. For the avoidance of doubt, the four (4) Owned Properties owned by SCF RC Funding III LLC on or before the date hereof, as described in Exhibit C hereto, shall constitute “Post-Closing Properties” subject to the satisfaction of the Post-Closing Acquisition Conditions.

ARTICLE V

AFFILIATE PARTIES

Section 5.01. Affiliate Parties. In the event that any Affiliate Parties, in the aggregate, own less than 100% of the Outstanding Principal Balance of the Series 2017-1 Notes, such Affiliate Party or Affiliate Parties will have no rights with respect to directing, waiving, rescinding, declaring, voting or acting with respect to any Early Amortization Period, Servicer Replacement Event, Event of Default, acceleration of the Notes pursuant to Section 4.02 of the Indenture, or the exercise of remedies under the Indenture or any Mortgage.

For the avoidance of doubt, the Series 2017-1 Notes held by such Affiliate Parties shall be deemed to be Outstanding for all purposes other than as described in the immediately preceding sentence in this Section 5.01.

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2017-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

SCF FUNDING I LLC, a Delaware limited liability company, as an Issuer

By: SCF Realty Capital LLC, as Manager

By:	/s/ Peter M. Mavoides
Name: Peter M. Mavoides
Title: President

Indenture Supplement (SCF 2017-1)

SCF RC FUNDING II LLC, a Delaware limited liability company, as an Issuer

By: SCF Realty Capital LLC, as Manager

By:	/s/ Peter M. Mavoides
Name: Peter M. Mavoides
Title: President

Indenture Supplement (SCF 2017-1)

SCF RC FUNDING III LLC, a Delaware limited liability company, as an Issuer

By: SCF Realty Capital LLC, as Manager

By:	/s/ Peter M. Mavoides
Name: Peter M. Mavoides
Title: President

Indenture Supplement (SCF 2017-1)

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ John Hannon
Name: John Hannon
Title: Vice President

Indenture Supplement (SCF 2017-1)

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES

None.

A-1

EXHIBIT B-1

FORM OF ISSUERS’ POST-CLOSING ACQUISITION OFFICER’S CERTIFICATE

NET LEASE MORTGAGE NOTES, SERIES [            ] - [        ]

[                ], 20[        ]

Citibank, N.A., as Indenture Trustee

388 Greenwich Street

New York, NY 10013

Attn: Citibank Agency & Trust—SCF 2017-1

I,                    , hereby certify that I am a duly appointed [                ] of the following entities:

(1) SCF RC Funding I LLC;

(2) SCF RC Funding II LLC;

(3) SCF RC Funding III LLC; and

(4) [ADDITIONAL ISSUERS];

Reference is hereby made to the Amended and Restated Master Indenture, dated as of July 11, 2017, among SCF RC Funding I LLC, SCF RC Funding II LLC, SCF RC Funding III LLC and Citibank, N.A., and any supplement thereto (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture. I have examined the Transaction Documents and further certify that, as of the date hereof:

(i) no Early Amortization Period or DSCR Sweep Period is continuing and the acquisition of the Post-Closing Properties will not result in the occurrence of an Early Amortization Period or a DSCR Sweep Period;

(ii) based on the facts known to me, the Issuers reasonably believe that no uncured Indenture Event of Default is continuing as of the date hereof and the acquisition of the Post-Closing Properties on the date hereof will not result in the occurrence of an Event of Default;

(iii) each Issuer is a solvent, special purpose, bankruptcy-remote entity;

(iv) the representations and warranties of the Issuers made pursuant to the Indenture with respect to the Post-Closing Properties are true and correct as of the date hereof;

(v) all Post-Closing Acquisition Deliverables have been delivered to the Custodian as of the date hereof or such Post-Closing Acquisition Deliverables are addressed by a certification from counsel to the Issuers in the form of Exhibit G-3 of the Indenture;

B-1-1

(vi) each of the UCC Financing Statements (in the form of the UCC Financing Statements delivered in the ordinary course with respect to the Issuers’ Properties), including those (A) to the extent required by the jurisdiction in which the Post-Closing Property is located, which, upon filing, perfect the Indenture Trustee’s security interest in each such Post-Closing Property for the benefit of the Noteholders and (B) that relate to the termination of any applicable liens with respect to each such Post-Closing Property, have been delivered to the applicable Title Company with appropriate direction to file such UCC Financing Statements in connection with the acquisition of the Post-Closing Properties; and

(vii) each Post-Closing Property satisfies the requirements set forth in the definition Post-Closing Property.

[Signature Appears on Following Page]

B-1-2

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
Name:
Title:

B-1-3

EXHIBIT B-2

FORM OF

SCF REALTY CAPITAL LLC

POST-CLOSING ACQUISITION OFFICER’S CERTIFICATE

NET LEASE MORTGAGE NOTES, SERIES [    ] - [        ]

[                ], 20[        ]

Citibank, N.A., as Indenture Trustee

388 Greenwich Street

New York, NY 10013

Attn: Citibank Agency & Trust—SCF 2017-1

We,                      and                     , hereby certify that we are duly appointed [                    ] and [                    ], respectively, of SCF Realty Capital LLC (the “Company”). Reference is hereby made to the Amended and Restated Master Indenture, dated as of dated as of July 11, 2017, among SCF RC Funding I LLC, SCF RC Funding II LLC, SCF RC Funding III LLC and Citibank, N.A., and any supplement thereto (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

We have examined Transaction Documents and hereby certify that, as of the date hereof:

(1) the terms, covenants, agreements and conditions to be complied with and performed by the Corporation pursuant to the Transaction Documents have been complied with and performed in all material respects; and

(2) each of the representations and warranties of the Corporation contained in the Transaction Documents are true and correct in all material respects as though expressly made on and as of the date hereof.

[Signature Appears on Following Page]

B-2-1

IN WITNESS WHEREOF, each of the undersigned has hereto set his hand as of the date first written above.

By:
Name:
Title:

By:
Name:
Title:

B-2-2

EXHIBIT B-3

FORM OF ISSUERS’ COUNSEL POST-CLOSING ACQUISITION CERTIFICATE

NET LEASE MORTGAGE NOTES, SERIES [            ] - [        ]

Form of Officer’s Certificate

[                ], 20[        ]

Citibank, N.A., as Indenture Trustee

388 Greenwich Street

New York, NY 10013

Attn: Citibank Agency & Trust—SCF 2017-1

U.S. Bank National Association

[        ]

We have acted as counsel to the Issuers, in connection with the issuance by the Issuers of [        ] pursuant to that certain Amended and Restated Master Indenture, dated as of July 11, 2017, among SCF RC Funding I LLC, SCF RC Funding II LLC, SCF RC Funding III LLC and Citibank, N.A., and any supplement thereto (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

This letter is being provided to you pursuant to clause (c) of the definition of “Post-Closing Acquisition Conditions” defined in the Indenture.

We hereby certify that we have reviewed the Indenture and the definition of “Post-Closing Acquisition Conditions” contained therein, and further certify as to the following:

(i) each of the following documents required to be delivered pursuant to the Post-Closing Acquisition Conditions and pursuant to the Custody Agreement in connection with the acquisition of Post-Closing Properties has been delivered in the form and substance required therein; [ISSUERS’ COUNSEL TO LIST ALL DOCUMENTS DELIVERED AT TIME OF CERTIFICATION]

(ii) each of the following documents required to be delivered pursuant to the Post-Closing Acquisition Conditions and pursuant to the Custody Agreement in connection with the acquisition of Post-Closing Properties is in the possession of the related Title Company and such Title Company has been instructed to record or file such document, as applicable: [ISSUERS’ COUNSEL TO LIST DOCUMENTS AS APPLICABLE]

B-3-1

(iii) each of the following documents required to be delivered pursuant to such definition and pursuant to the Custody Agreement in connection with the acquisition of Post-Closing Properties is in our possession, and we are acting as the document agent on behalf of the Custodian and the Noteholders, and which such documents will be delivered as soon as possible in accordance with the Indenture and the Custody Agreement: [ISSUERS’ COUNSEL TO LIST DOCUMENTS AS APPLICABLE].

Very truly yours,

B-3-2

EXHIBIT C

POST-CLOSING PROPERTIES

Property ID	City	State
56141	Farmington	NM
56142	Farmington	NM
56143	Pueblo	CO
56167	Kenosha	WI

C-1

SCHEDULE I-A

PROPERTIES / LOCATIONS

Prop ID	City	State
56050	Burlington	IA
56051	Cedar Rapids	IA
56052	Muscatine	IA
56053	Fort Madison	IA
56054	Newton	IA
56055	Ottawa	IL
56056	Platteville	WI
56057	Waterloo	IA
56058	Fort Dodge	IA
56059	Mason City	IA
56060	Cedar Falls	IA
56061	Atlantic	IA
56062	Nebraska City	NE
56063	Plattsmouth	NE
56064	Red Oak	IA
56113	Lackawanna	NY
56126	Cheektowaga	NY
56127	Amherst	NY
56128	Cheektowaga	NY
56129	Tonawanda	NY
56130	Niagara Falls	NY
56131	Williamsville	NY
56132	Dunkirk	NY
56041	Tucson	AZ
56042	Tucson	AZ
56043	Tucson	AZ
56039	Lawrence Township	NJ
56040	Mount Olive	NJ
56046	Florence	AL
56111	North Myrtle Beach	SC
56047	Gardendale	AL
56048	Jasper	AL
56049	Homewood	AL
56065	Stevenson	AL
56066	Tucson	AZ
56067	Miami	FL
56068	Sarasota	FL
56069	Sarasota	FL
56070	Dalton	GA

I-A-1

Prop ID	City	State
56071	Alton	IL
56072	Quincy	IL
56073	Clarksville	IN
56074	Terre Haute	IN
56075	Brewster	MA
56076	Kansas City	MO
56077	Laurel	MS
56078	Picayune	MS
56079	Rochester	NH
56080	Canandaigua	NY
56081	Anderson	SC
56082	Camden	SC
56083	Columbia	SC
56084	Austin	TX
56085	Richmond	TX
56086	Terrell Hills	TX
56089	Bridgeton	MO
56090	Mokena	IL
56091	Lexington	KY
56092	Islip Terrace	NY
56087	West Valley City	UT
56093	Westland	MI
56097	Holland	MI
56095	Muskegon	MI
56094	Ann Arbor	MI
56096	Battle Creek	MI
56102	Plano	TX
56103	Frisco	TX
56104	Grapevine	TX
56105	Prosper	TX
56106	McKinney	TX
56107	Southlakle	TX
56108	Lakeway	TX
56115	Shreveport	LA
56114	Bossier City	LA
56123	Huntingtown	MD
56122	New Freedom	PA
56124	Gambrills	MD
56101	Topeka	KS
56100	Alpena	AR
56116	Tyler	TX
56117	Tyler	TX
56118	Atlanta	TX

I-A-2

Prop ID	City	State
56119	New Summerfield	TX
56112	Alpharetta	GA
56099	Forsyth	GA
56098	Cedartown	GA
56121	Opelika	AL
56134	San Antonio	TX
56110	Rock Springs	WY
56148	Columbia Station	OH
56149	Maumee	OH
56150	Troy	OH
56151	Jackson	OH
56152	Lancaster	OH
56153	Portsmouth	OH
56154	Bridgeport	WV
56155	Radcliff	KY
56156	Gainesville	FL
56157	Cartersville	GA
56158	Douglasville	GA
56159	El Paso	TX
56160	Garland	TX
56161	Conroe	TX
56162	Amarillo	TX
56163	Grand Junction	CO
56164	Mt. Pleasant	SC
56165	Irondale	AL
56166	Bessemer	AL
56139	Las Cruces	NM
56140	Las Cruces	NM
56120	Burlington	NC

I-A-3

SCHEDULE I-B

MORTGAGE LOANS

None.

I-B-1

SCHEDULE I-C

REPRESENTATIONS AND WARRANTIES EXCEPTION SCHEDULE

Property Number/Location

Property ID	City	State
56111	North Myrtle Beach	SC
56046	Florence	AL

I-C-1

SCHEDULE II-A

SERIES 2017-1 CLASS A NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class A Principal Balance
Series Closing Date	$232,425,000
7/25/2017	$232,145,730
8/25/2017	$231,865,296
9/25/2017	$231,583,694
10/25/2017	$231,300,918
11/25/2017	$231,016,964
12/25/2017	$230,731,827
1/25/2018	$230,445,502
2/25/2018	$230,157,984
3/25/2018	$229,869,268
4/25/2018	$229,579,349
5/25/2018	$229,288,222
6/25/2018	$228,995,882
7/25/2018	$228,702,324
8/25/2018	$228,407,543
9/25/2018	$228,111,533
10/25/2018	$227,814,290
11/25/2018	$227,515,809
12/25/2018	$227,216,084
1/25/2019	$226,915,110
2/25/2019	$226,612,882
3/25/2019	$226,309,395
4/25/2019	$226,004,643
5/25/2019	$225,698,621
6/25/2019	$225,391,324
7/25/2019	$225,082,747
8/25/2019	$224,772,884
9/25/2019	$224,461,730
10/25/2019	$224,149,280
11/25/2019	$223,835,528
12/25/2019	$223,520,468
1/25/2020	$223,204,096
2/25/2020	$222,886,405
3/25/2020	$222,567,391
4/25/2020	$222,247,047
5/25/2020	$221,925,369
6/25/2020	$221,602,350
7/25/2020	$221,277,985

II-A-1

Payment Date	Scheduled Class A Principal Balance
8/25/2020	$220,952,269
9/25/2020	$220,625,196
10/25/2020	$220,296,760
11/25/2020	$219,966,956
12/25/2020	$219,635,777
1/25/2021	$219,303,218
2/25/2021	$218,969,274
3/25/2021	$218,633,938
4/25/2021	$218,297,205
5/25/2021	$217,959,069
6/25/2021	$217,619,524
7/25/2021	$217,278,564
8/25/2021	$216,936,184
9/25/2021	$216,592,377
10/25/2021	$216,247,138
11/25/2021	$215,900,460
12/25/2021	$215,552,338
1/25/2022	$215,202,765
2/25/2022	$214,851,736
3/25/2022	$214,499,244
4/25/2022	$214,145,283
5/25/2022	$213,789,847
6/25/2022	$213,432,930
7/25/2022	$213,074,526
8/25/2022	$212,714,629
9/25/2022	$212,353,232
10/25/2022	$211,990,329
11/25/2022	$211,625,914
12/25/2022	$211,259,981
1/25/2023	$210,892,523
2/25/2023	$210,523,534
3/25/2023	$210,153,008
4/25/2023	$209,780,938
5/25/2023	$209,407,318
6/25/2023	$209,032,141
7/25/2023	$208,655,401
8/25/2023	$208,277,091
9/25/2023	$207,897,205
10/25/2023	$207,515,736
11/25/2023	$207,132,677
12/25/2023	$206,748,022
1/25/2024	$206,361,764
2/25/2024	$205,973,897

II-A-2

Payment Date	Scheduled Class A Principal Balance
3/25/2024	$205,584,414
4/25/2024	$205,193,308
5/25/2024	$204,800,572
6/25/2024	$0

II-A-3

SCHEDULE II-B

SERIES 2017-1 CLASS B NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class B Principal Balance
Series Closing Date	$15,675,000
7/25/2017	$15,675,000
8/25/2017	$15,675,000
9/25/2017	$15,675,000
10/25/2017	$15,675,000
11/25/2017	$15,675,000
12/25/2017	$15,675,000
1/25/2018	$15,675,000
2/25/2018	$15,675,000
3/25/2018	$15,675,000
4/25/2018	$15,675,000
5/25/2018	$15,675,000
6/25/2018	$15,675,000
7/25/2018	$15,675,000
8/25/2018	$15,675,000
9/25/2018	$15,675,000
10/25/2018	$15,675,000
11/25/2018	$15,675,000
12/25/2018	$15,675,000
1/25/2019	$15,675,000
2/25/2019	$15,675,000
3/25/2019	$15,675,000
4/25/2019	$15,675,000
5/25/2019	$15,675,000
6/25/2019	$15,675,000
7/25/2019	$15,675,000
8/25/2019	$15,675,000
9/25/2019	$15,675,000
10/25/2019	$15,675,000
11/25/2019	$15,675,000
12/25/2019	$15,675,000
1/25/2020	$15,675,000
2/25/2020	$15,675,000
3/25/2020	$15,675,000
4/25/2020	$15,675,000
5/25/2020	$15,675,000
6/25/2020	$15,675,000
7/25/2020	$15,675,000

II-B-1

Payment Date	Scheduled Class B Principal Balance
8/25/2020	$15,675,000
9/25/2020	$15,675,000
10/25/2020	$15,675,000
11/25/2020	$15,675,000
12/25/2020	$15,675,000
1/25/2021	$15,675,000
2/25/2021	$15,675,000
3/25/2021	$15,675,000
4/25/2021	$15,675,000
5/25/2021	$15,675,000
6/25/2021	$15,675,000
7/25/2021	$15,675,000
8/25/2021	$15,675,000
9/25/2021	$15,675,000
10/25/2021	$15,675,000
11/25/2021	$15,675,000
12/25/2021	$15,675,000
1/25/2022	$15,675,000
2/25/2022	$15,675,000
3/25/2022	$15,675,000
4/25/2022	$15,675,000
5/25/2022	$15,675,000
6/25/2022	$15,675,000
7/25/2022	$15,675,000
8/25/2022	$15,675,000
9/25/2022	$15,675,000
10/25/2022	$15,675,000
11/25/2022	$15,675,000
12/25/2022	$15,675,000
1/25/2023	$15,675,000
2/25/2023	$15,675,000
3/25/2023	$15,675,000
4/25/2023	$15,675,000
5/25/2023	$15,675,000
6/25/2023	$15,675,000
7/25/2023	$15,675,000
8/25/2023	$15,675,000
9/25/2023	$15,675,000
10/25/2023	$15,675,000
11/25/2023	$15,675,000
12/25/2023	$15,675,000
1/25/2024	$15,675,000
2/25/2024	$15,675,000

II-B-2

Payment Date	Scheduled Class B Principal Balance
3/25/2024	$15,675,000
4/25/2024	$15,675,000
5/25/2024	$15,675,000
6/25/2024	$0

II-B-3

SCHEDULE II-C

SERIES 2016-1 NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class A Principal Balance	Scheduled Class B Principal Balance
Series Closing Date	$261,255,846	$17,250,000
7/25/2017	$260,929,887	$17,250,000
8/25/2017	$260,602,570	$17,250,000
9/25/2017	$260,273,889	$17,250,000
10/25/2017	$259,943,839	$17,250,000
11/25/2017	$259,612,413	$17,250,000
12/25/2017	$259,279,606	$17,250,000
1/25/2018	$258,945,413	$17,250,000
2/25/2018	$258,609,827	$17,250,000
3/25/2018	$258,272,843	$17,250,000
4/25/2018	$257,934,455	$17,250,000
5/25/2018	$257,594,657	$17,250,000
6/25/2018	$257,253,443	$17,250,000
7/25/2018	$256,910,807	$17,250,000
8/25/2018	$256,566,744	$17,250,000
9/25/2018	$256,221,247	$17,250,000
10/25/2018	$255,874,311	$17,250,000
11/25/2018	$255,525,929	$17,250,000
12/25/2018	$255,176,095	$17,250,000
1/25/2019	$254,824,804	$17,250,000
2/25/2019	$254,472,049	$17,250,000
3/25/2019	$254,117,824	$17,250,000
4/25/2019	$253,762,123	$17,250,000
5/25/2019	$253,404,940	$17,250,000
6/25/2019	$253,046,269	$17,250,000
7/25/2019	$252,686,103	$17,250,000
8/25/2019	$252,324,437	$17,250,000
9/25/2019	$251,961,264	$17,250,000
10/25/2019	$251,596,578	$17,250,000
11/25/2019	$251,230,372	$17,250,000
12/25/2019	$250,862,640	$17,250,000
1/25/2020	$250,493,376	$17,250,000
2/25/2020	$250,122,573	$17,250,000
3/25/2020	$249,750,225	$17,250,000
4/25/2020	$249,376,326	$17,250,000
5/25/2020	$249,000,869	$17,250,000
6/25/2020	$248,623,848	$17,250,000
7/25/2020	$248,245,256	$17,250,000

II-C-1

Payment Date	Scheduled Class A Principal Balance	Scheduled Class B Principal Balance
8/25/2020	$247,865,086	$17,250,000
9/25/2020	$247,483,332	$17,250,000
10/25/2020	$247,099,988	$17,250,000
11/25/2020	$246,715,046	$17,250,000
12/25/2020	$246,328,500	$17,250,000
1/25/2021	$245,940,344	$17,250,000
2/25/2021	$245,550,570	$17,250,000
3/25/2021	$245,159,172	$17,250,000
4/25/2021	$244,766,144	$17,250,000
5/25/2021	$244,371,478	$17,250,000
6/25/2021	$243,975,168	$17,250,000
7/25/2021	$243,577,206	$17,250,000
8/25/2021	$243,177,586	$17,250,000
9/25/2021	$242,776,301	$17,250,000
10/25/2021	$242,373,344	$17,250,000
11/25/2021	$0	$0
12/25/2021	$0	$0
1/25/2022	$0	$0
2/25/2022	$0	$0
3/25/2022	$0	$0
4/25/2022	$0	$0
5/25/2022	$0	$0
6/25/2022	$0	$0
7/25/2022	$0	$0
8/25/2022	$0	$0
9/25/2022	$0	$0
10/25/2022	$0	$0
11/25/2022	$0	$0
12/25/2022	$0	$0
1/25/2023	$0	$0
2/25/2023	$0	$0
3/25/2023	$0	$0
4/25/2023	$0	$0
5/25/2023	$0	$0
6/25/2023	$0	$0
7/25/2023	$0	$0
8/25/2023	$0	$0
9/25/2023	$0	$0
10/25/2023	$0	$0
11/25/2023	$0	$0
12/25/2023	$0	$0
1/25/2024	$0	$0
2/25/2024	$0	$0

II-C-2

Payment Date	Scheduled Class A Principal Balance	Scheduled Class B Principal Balance
3/25/2024	$0	$0
4/25/2024	$0	$0
5/25/2024	$0	$0
6/25/2024	$0	$0

II-C-3